UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HYCROFT MINING HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HYCROFT MINING HOLDING CORPORATION

4300 Water Canyon Road, Unit #1

Winnemucca, NV 89445

To the Stockholders of Hycroft Mining Holding Corporation:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Hycroft Mining Holding Corporation (“Hycroft”) to be held virtually on Wednesday, May 24, 2023, at 11:30 a.m. Eastern Time, to consider and vote upon the following proposals to:

1.	Elect seven directors to serve on Hycroft’s Board of Directors (the “Board”) until the 2024 annual meeting of stockholders or until their successor is elected and qualified;

2.	Approve the amendment of Hycroft’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of Hycroft’s outstanding shares of Class A common stock, par value $0.0001 per share, at a ratio of no less than 1-for-10 and no more than 1-for-25, with such ratio to be determined at the sole discretion of the Board(the “Reverse Stock Split”);

3.	Ratify the Audit Committee’s appointment of Moss Adams LLP to serve as Hycroft’s independent registered public accounting firm for the year ending December 31, 2023; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board unanimously recommends a vote “FOR” the election or each of the director nominees, “FOR” the proposal to approve an amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split, and “FOR” the ratification of Moss Adams LLP to serve as our independent registered public accounting firm.

The Board has fixed the close of business on March 27, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Your vote is important. Please carefully read the proxy statement and accompanying Notice of Annual Meeting for more complete information on matters to be considered at the Annual Meeting.

By Order of the Board,

Stephen A. Lang
Chairman of the Board

This proxy statement is being mailed with the form of proxy on or shortly after April 13, 2023.

IMPORTANT

Whether or not you expect to attend the Annual Meeting virtually, we strongly encourage you to designate the proxies and direct them on how to vote your shares via the Internet, mobile device, or mail as described in the proxy materials. If you hold shares through a brokerage or bank, you must instruct them how to vote your shares.

HYCROFT MINING HOLDING CORPORATION

4300 Water Canyon Road, Unit #1

Winnemucca, NV 89445

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2023

To the Stockholders of Hycroft Mining Holding Corporation:

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of stockholders (the “Annual Meeting”) of Hycroft Mining Holding Corporation, a Delaware corporation (“Hycroft” or the “Company”), will be held virtually on Wednesday, May 24, 2023, at 11:00 a.m., Eastern Time, to consider and vote upon the following proposals to:

1.	Elect seven directors each to serve on Hycroft’s Board of Directors (the “Board”) until the 2024 annual meeting of stockholders or until their successor is elected and qualified;

2.	Approve the amendment of Hycroft’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of Hycroft’s outstanding shares of Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio of no less than 1-for-10 and no more than 1-for-25, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

3.	Ratify the Audit Committee’s appointment of Moss Adams LLP as Hycroft’s independent registered public accounting firm for the year ending December 31, 2023;

4.	Transact other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record of the Company as of the close of business on March 27, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Each share of the Company’s Common Stock entitles the holder thereof to one vote.

We will furnish proxy materials to our stockholders via the Internet. Accordingly, we are mailing our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials. The Notice will provide instructions on accessing the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022, via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials contains instructions on obtaining the proxy materials in printed form.

We are holding our Annual Meeting virtually this year. To attend the Annual Meeting, you must register at www.cstproxy.com/hycroftmining/2023 by 11:59 p.m., Eastern Daylight Time, on May 23, 2023. The Annual Meeting is accessible by using the invitation provided upon registration, where you can listen to the Annual Meeting live, submit questions, and vote online. We encourage you to access the Annual Meeting before the start time of 11:30 a.m., Eastern Time, on May 24, 2023. Please allow ample time for online check-in, beginning at 11:00 a.m., Eastern Time, on May 24, 2023. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the meeting website above using the Virtual Control Number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. We encourage you to vote your shares before the Annual Meeting. You are urged to review the information in the enclosed proxy statement carefully before deciding how to vote your shares. You may also access our proxy materials at the following website: www.cstproxy.com/hycroftmining/2023.

By Order of the Board,

Rebecca A. Jennings
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.cstproxy.com/hycroftmining/2023.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of Directors (the “Board”) of Hycroft Mining Holding Corporation, a Delaware corporation (“Hycroft,” the “Company,” or “we”), is soliciting proxies for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Wednesday, May 24, 2023, at 11:30 a.m. Eastern Time. The information in this proxy statement (“Proxy Statement”) relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other required information. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), is available to review with this Proxy Statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about April 13, 2023.

What proposals will be voted on at the Annual Meeting?

The three matters scheduled to be voted on at the Annual Meeting are:

1.	The election of seven directors to serve on Hycroft’s Board until the 2024 annual meeting of stockholders or until their successor is elected and qualified;

2.	The approval of an amendment of Hycroft’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of Hycroft’s outstanding shares of Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio of no less than 1-for-10 and no more than 1-for-25, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”); and

3.	The ratification of the Audit Committee’s appointment of Moss Adams LLP to serve as Hycroft’s independent registered public accounting firm for the year ending December 31, 2023.

In addition, such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof may be voted on.

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When is the Annual Meeting?

The Company will hold its Annual Meeting virtually this year, on Wednesday, May 24, 2023, at 11:30 a.m., Eastern Time. To attend the Annual Meeting, you must register at www.cstproxy.com/hycroftmining/2023 by 11:59 p.m., Eastern Daylight Time, on May 23, 2023. The Annual Meeting is accessible by using the invitation provided upon registration.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board. We will pay the cost of soliciting proxies for the Annual Meeting, including preparing and mailing the Notice of Internet Availability of Proxy Materials (“Notice”) and this Proxy Statement. Our directors and officers may also solicit proxies by telephone, facsimile, mail, Internet, or in person. They will not be paid any additional amounts for soliciting proxies. The Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those beneficial owners.

Who is entitled to vote?

The holders of shares of Common Stock as of the record date (March 27, 2023) are entitled to attend and vote on matters presented at the Annual Meeting. However, a stockholder may only vote his, her, or its shares if he, she, or it is present virtually or is represented by proxy at the Annual Meeting.

Holders of outstanding warrants to purchase shares of Common Stock are not entitled to vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a complete printed set?

Under the Securities and Exchange Commission (“SEC”) rules, the Company provides access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice to stockholders of record and beneficial owners. All stockholders can access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on accessing the proxy materials via the Internet or to request a printed set are in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides instructions on how to view proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials to you by email. You can view the proxy materials for the Annual Meeting online at https://www.cstproxy.com/hycroftmining/2023.

How do I vote my shares at the virtual Annual Meeting?

If you hold shares of Common Stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of Common Stock in street name, you may vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at www.cstproxy.com/hycroftmining/2023 to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number on your Proxy Card, voting instruction form, or Notice.

To attend the meeting virtually, you are required to register at www.cstproxy.com/hycroftmining/2023 by 11:59 p.m., Eastern Daylight Time, on May 23, 2023. The meeting is accessible by using the invitation provided upon registration. We encourage you to access the meeting before the start time of 11:30 a.m., Eastern Time, on May 24, 2023. Please allow ample time for online check-in, beginning at 11:00 a.m. Eastern Time, on May 24, 2023.

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a Proxy Card or voting instruction form for your shares in advance, so your vote will be counted should you later decide not to attend the virtual Annual Meeting.

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How may I vote my shares without attending the Annual Meeting?

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions before the Annual Meeting by the method or methods described below:

●	If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website before 11:59 p.m., Eastern Daylight Time, on May 23, 2023.

●	If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions at the web address provided in the e-mail. You will need the control number set forth in the email to submit your proxy or voting instructions. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website before 11:59 p.m., Eastern Daylight Time, on May 23, 2023.

●	If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions over the internet, mobile device, or mail, you will need the control number on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope in time to be received before 11:59 p.m., Eastern Daylight Time, on May 23, 2023.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

●	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Daylight Time, on May 23, 2023;
●	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
●	Voting your shares online at the Annual Meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote per share at the Annual Meeting. As of the close of business on the Record Date, [●] shares of Common Stock were outstanding and entitled to vote.

Can I see a list of stockholders?

Yes. You may examine a list of all record stockholders (as of the Record Date) (i) during ordinary business hours at the Company’s principal place of business located at 4300 Water Canyon Road, Unit #1, Winnemucca, Nevada 89445, (ii) by requesting a list from the Secretary of the Company at least ten days before the Annual Meeting, or (iii) online during the Annual Meeting. To access the list during the Annual Meeting, please visit www.cstproxy.com/hycroftmining/2023 and enter the control number provided on the proxy card you received from us, voting instruction form or Notice.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of the issued and outstanding shares entitled to vote is represented in person (virtually) or by proxy at the meeting.

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As of the Record Date for the Annual Meeting, [●] shares of Common Stock would be required to achieve a quorum. As discussed below, broker non-votes and proxies marked “ABSTAIN” are counted to determine whether a quorum is present.

What vote is required to approve the proposals presented at the Annual Meeting?

Proposal No. 1: Election of Directors. Directors are elected by a plurality of votes cast by stockholders present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon, meaning that the seven director nominees who receive the highest number of shares voted “FOR” their election are elected. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will not affect the election of such nominees. Broker non-votes will not affect the election of director nominees. Notwithstanding this plurality election standard, the Company has adopted a majority voting standard. Under the majority voting standard, any director in an uncontested election who receives more “withheld” votes than votes “for” their election must tender their resignation. The Nominating and Governance Committee will consider such offered resignation and recommend an action to the full Board, which will determine whether to accept or reject that resignation. For more information about the majority voting standard, see “Proposal No. 1—Election of Directors—Vote Required for Approval.”

Proposal No. 2: Reverse Stock Split Certificate of Incorporation Amendment. Adoption of Proposal No. 2 requires an affirmative vote of the majority of the votes cast by the stockholders present and in person (virtually) or represented by proxy and entitled to vote on the matter. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 2. If you vote “ABSTAIN” from voting concerning Proposal No. 2, your vote will not affect the proposal.

Proposal No. 3: Ratification of the Appointment of Independent Auditor. Adoption of Proposal No. 3 requires an affirmative vote of the majority of the votes cast by the stockholders present and in person (virtually) or represented by proxy and entitled to vote on the matter. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 3. If you vote “ABSTAIN” from voting on Proposal No. 3, your vote will not affect the proposal.

Brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes count as “present” to determine the presence of a quorum for the transaction of business, but they are not counted as shares cast.

The election of directors (Proposal No. 1) and approval of the Certificate of Incorporation amendment to effectuate the Reverse Stock Split (Proposal No. 2) are each considered to be non-routine proposals. Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count regarding the election of directors or regarding the approval of the Reverse Stock Split Certificate of Incorporation amendment, as the case may be. The ratification of the appointment of our independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on this proposal (Proposal No. 3).

What are the recommendations of the Company’s Board?

The Board recommends that stockholders vote:

●	“FOR” election of each of the director nominees in Proposal No. 1;

●	“FOR” approval of the amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split as described in Proposal No. 2; and

●	“FOR” the ratification of Moss Adams LLP as our independent auditor for the fiscal year ending December 31, 2023, as described in Proposal No. 3.

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What happens if I sell my shares of Common Stock before the Annual Meeting?

The Record Date for the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Common Stock after the Record Date, but before the Annual Meeting, unless you grant a proxy to the transferee, you will retain your right to vote such transferred shares at the Annual Meeting.

Who will count the votes?

A Continental Stock Transfer & Trust Company representative, our transfer agent and registrar, will count the votes and act as the election inspector for the Annual Meeting.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Diane R. Garrett, our President, Chief Executive Officer and Director, and Stanton K. Rideout, our Executive Vice President and Chief Financial Officer, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also publish the final results in a Current Report on Form 8-K with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) and subsequent quarterly filings on Form 10-Q are available on our website at www.hycroftmining.com. Stockholders may also obtain a free copy of our 2022 Form 10-K, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to our Investor Relations Department at info@hycroftmining.com.

What should I do if I receive more than one set of voting materials?

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement, multiple Notices of Internet Availability of Proxy Materials, proxy cards, or voting instruction cards. If (1) you are a holder of record and your shares are registered in more than one name, or (2) you own shares both as a holder of record and beneficially at a broker, or (3) if you hold shares beneficially through multiple brokers, you could receive more than one Notice, proxy card or voting instruction card. Please complete, sign, date, and return each proxy card and voting instruction card you receive to cast a vote regarding all of your shares of Common Stock.

Who can help answer my questions?

If you have questions about this Proxy Statement, the proposals to be voted on at the Annual Meeting, or how to vote your shares of Common Stock, please contact our Investor Relations Department at info@hycroftmining.com. Alternatively, you may mail your request to Investor Relations Department, Hycroft Mining Holding Corporation, P.O. Box 3030, Winnemucca, Nevada 89446.

To request additional copies of these proxy materials, contact our Investor Relations Department at the address or email above. For timely delivery of additional sets of materials, stockholders must request the materials no later than five business days before the Annual Meeting.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Overview

Our Board currently consists of seven members. As discussed below, under “Corporate Governance—Director Independence,” six of our current Board members and director nominees are “independent” as determined under listing standards of the Nasdaq Capital Market (“Nasdaq”). The Board has nominated all seven of its current directors for election at the Annual Meeting. If elected, each director will hold office until our 2024 Annual Meeting of Stockholders and until each director’s successor is duly elected and qualified or until each director’s earlier resignation, removal, or death.

Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to stand for election for any reason, the shares of Common Stock represented at the Annual Meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast by stockholders present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 1. Votes marked “FOR” a nominee will count in favor of that nominee. Abstentions and broker non-votes will be counted for purposes of determining a quorum but will not be counted for purposes of the election of directors. Therefore, abstentions and broker non-votes will not affect Proposal No. 1. Brokers do not have the discretion to vote any uninstructed shares over the election of directors. Therefore, the Board urges you to complete your proxy card or voting instruction card and indicate your vote on Proposal No. 1.

The Board has adopted a majority voting policy within its Corporate Governance Guidelines (available to download from the Company’s website at http://www.hycroftmining.com. Under the majority voting policy, in uncontested elections, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election shall promptly tender their resignation to the Board. The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the full Board action concerning that tendered resignation. The possible actions include accepting the resignation; maintaining the director but addressing the underlying cause of the “withheld” votes; not nominating the director in the future; rejecting the resignation; or any other action such committee deems appropriate and in the best interests of the Company. In considering what recommendation to make to the Board, the Nominating and Governance Committee will consider all relevant factors, including any stated reasons why stockholders “withheld” votes for the director’s election; the length of service and qualifications of the director; the overall composition of the Board; the director’s contributions to the Company; the mix of skills and backgrounds on the Board; and whether accepting the resignation would cause the Company to fail to meet any applicable requirements of the SEC, Nasdaq, or the Company’s Corporate Governance Guidelines. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote at the Annual Meeting. The Company will promptly disclose the Board’s decision concerning the tendered resignation in a Current Report on Form 8-K filed with the SEC. Any director who tenders their resignation under the majority vote policy may not participate in committee or Board deliberations or actions taken concerning the tendered resignation.

Nominees for Election to our Board of Directors at the 2023 Annual Meeting

Below are each director nominee, their current age, and a brief overview of their business experiences.

Name	Age	Position(s)
Diane R. Garrett, Ph.D.	63	Director, President, and Chief Executive Officer
Sean D. Goodman	57	Director
Michael Harrison	51	Director
Stephen A. Lang	67	Director and Chairman of the Board
David Naccarati	70	Director
Thomas Weng	54	Lead Independent Director
Marni Wieshofer	60	Director

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Board Diversity Matrix (As of April 13, 2023)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
White	2	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

The Board reviews independence annually. We determined each of Messrs. Goodman, Harrison, Lang, Naccarati and Weng, and Ms. Wieshofer is an “independent director” under Nasdaq listing standards. Further, we determined that each current Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee member is independent as defined under the applicable Nasdaq listing standards and SEC rules. The Board further determined that Ms. Wieshofer qualifies as an audit committee financial expert under applicable regulations and guidelines. In making these determinations, the Company’s Board found that none of these directors had a material or other disqualifying relationship with the Company.

Diane R. Garrett, Ph.D., began serving as our President and Chief Executive Officer and a director on September 8, 2020, was Acting Chair of the Board from December 15, 2021, through April 8, 2022, and is a member of the Board. From June 2016 until her appointment with the Company, Ms. Garrett was the President and Chief Executive Officer of Nickel Creek Platinum Corp. (“NCP”), a mining exploration and development company listed on the Toronto Stock Exchange and the OTCQB Market. She has over 20 years of senior management and financial expertise in natural resources. Before joining NCP, she held the position of President and Chief Executive Officer and a director of Romarco Minerals Inc. (“Romarco”) from November 2002 until October 2015, taking the multi-million-ounce Haile Gold Mine project from discovery to construction. OceanaGold, Inc. acquired Romarco in 2015, at which time Ms. Garrett became a director and consultant to OceanaGold, Inc. before joining NCP in June 2016. Before that, she held numerous senior positions in public mining companies, including VP of Corporate Development at Dayton Mining Corporation and VP of Corporate Development at Beartooth Platinum Corporation. Early in her career, Ms. Garrett was the Senior Mining Analyst and Portfolio Manager in the precious metals sector with US Global Investors. Ms. Garrett received her Ph.D. in Engineering and Masters in Mineral Economics from the University of Texas at Austin. The Board determined Ms. Garrett should serve as a director due to her technical expertise and background as a senior executive in mining companies; her significant experience with permitting, developing, and constructing gold mines; as well as her success in moving a precious metals mining company from the development stage to the successful producer stage. Ms. Garrett is also a director of Novagold Resources Inc., a mineral exploration company operating in the gold mining industry (NYSE American: NG; TSE: NG) and Ausenco PYT Ltd., a privately held global engineering firm.

Sean D. Goodman has been a member of our Board since April 8, 2022, and was appointed to the Audit and Nominating and Governance Committees on April 8, 2022. Mr. Goodman is the Executive Vice President and Chief Financial Officer of AMC Entertainment Holdings, Inc. (NYSE: AMC) and has served in this position since February 2020. Before joining AMC Entertainment Holdings, Inc., Mr. Goodman was Chief Financial Officer of Asbury Automotive Group, Inc. (NYSE: ABG) from July 2017 to November 2019 and the Chief Financial Officer of Unifi, Inc. (NYSE: UFI) from January 2016 to June 2017. Earlier in his career, Mr. Goodman served in senior strategy and finance roles at The Home Depot, Inc. (NYSE: HD). Mr. Goodman began his career as an investment banker with Morgan Stanley (NYSE: MS) and in various consulting and public accounting positions with Deloitte LLP. Mr. Goodman has a Master of Business Administration degree from The Harvard Business School and a Bachelor of Business Science degree (with honors) from the University of Cape Town in South Africa. Mr. Goodman is a certified public accountant. Mr. Goodman is the designated representative of American Multi-Cinema, Inc., a wholly owned subsidiary of AMC Holdings Entertainment, Inc. (“American Multi-Cinema”), under the Subscription Agreement, as amended, entered into with the Company. The Board has also determined that Mr. Goodman’s financial, strategic, capital markets, and information technology skills and experience as a chief financial officer of a publicly traded company add valuable insight and expertise to the Board and provide the perspective of a large stockholder.

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Michael Harrison has been a member of our Board since May 29, 2020, and is the Chair of the Safety, Sustainability & Technical Committee and a member of the Nominating and Governance Committee. Since January 2, 2020, Mr. Harrison has served as Managing Partner of Sprott Resource Streaming and Royalty and Managing Director of Sprott, Inc. Since January 2, 2020, Mr. Harrison has served as the CEO of Sprott Resource Streaming and Royalty Corp. From May 7, 2019, to June 23, 2020, Mr. Harrison served as Interim President and Chief Executive Officer of Sprott Resource Holdings Inc. (“SRHI”) and before such date served as a Managing Director in the mining and metals group of SRHI since February 2017. Before joining SRHI, he was president and CEO of Adriana Resources Inc. from October 2015 to February 2017 and Vice President, Corporate Development for Coeur Mining Inc. from February 2011 to August 2015. Mr. Harrison previously served on the Board of Directors of Corsa Coal Corp. (TSXV: CSO) from March 2011 to March 2017 and on the board of directors of Macusani Yellowcake (TSXV: PLU) from May 2011 to January 2013. Mr. Harrison also served as a member of the Board of Directors of Hycroft Mining Corporation (“HMC”), the Company’s predecessor, from December 2017 until the May 29, 2020, recapitalization transaction with HMC. He also previously worked for Cormark Securities Inc. and National Bank Financial in the mining investment banking groups raising funds and providing mergers and acquisition advice to listed and private mining companies. Previously, Mr. Harrison worked internationally for BHP Billiton Exploration Division as a Project Geophysicist. Mr. Harrison holds a B.Sc.E (Honours) in Geophysics from Queen’s University and an MBA (with Distinction) from the University of Western Ontario. Mr. Harrison brings over 25 years of executive, financial, and technical knowledge in the mining industry to our Board and adds a valuable perspective.

Stephen A. Lang has been a member of our Board since May 2021, Chairman of our Board since April 8, 2022, and is the Chair of the Compensation Committee and a member of the Safety, Sustainability & Technical Committee. Mr. Lang has over 40 years of experience in the mining industry, including engineering, development and production at gold, coal, base metals, and PGM operations. He was Chief Executive Officer of Centerra Gold Inc., a publicly traded mining company, from 2008 to 2012 and served as Centerra’s Board Chair from 2012 to 2019. Before that, Mr. Lang served as Chief Operating Officer at Stillwater Mining Company, Vice President/General Manager at Barrick Goldstrike operations, Vice President of Engineering and Project Development for Rio Algom Ltd, General Manager of the Fort Knox Mine for Kinross Gold/Amax Gold, and General Manager at the Twin Creeks and Lone Tree mines for Santa Fe Pacific Gold. Mr. Lang is currently Board Chair at Hudbay Minerals. He is also a member of the Board of Directors of International Tower Hill Mines, Ltd.; Bear Creek Mining Corporation; and Argonaut Gold, Inc. Mr. Lang served as a director of Allied Nevada Gold Corporation (“Allied Nevada”) from June 2013 until October 2015. Allied Nevada entered federal bankruptcy proceedings in March 2015, emerged in October 2015 and was the prior owner of the Company’s Hycroft Open Pit Mine, located in Winnemucca, Nevada, that historically operated as an open-pit oxide mining and heap leach processing operation (the “Hycroft Mine”). Mr. Lang holds a BS and MS in Mining Engineering from the Missouri University of Science and Technology. Mr. Lang is well qualified to serve as a member of our Board due to his significant experience in the mining industry and his director and leadership experience with other mining companies.

David C. Naccarati has been a member of our Board since May 2021 and is a member of the Audit Committee, Finance Committee, and the Safety, Sustainability & Technical Committee. Mr. Naccarati has more than 45 years of experience in the mining industry. He currently serves as an independent consultant to the mining industry. He was a founding partner of Cupric Canyon Capital, LLC, a private equity firm focused on acquiring and developing mining properties. He served as a member of its board of directors from 2010 to 2019. Mr. Naccarati was a senior management team member for Phelps Dodge Corporation (“Phelps Dodge”), a publicly traded mining and manufacturing company, from 2004 to 2007, including serving as president of the Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Naccarati also served as an adjunct professor in the Mining and Geological Engineering Department at the University of Arizona from 2009 to 2011. Mr. Naccarati received a degree in Mining Engineering from the University of Arizona and an MBA from the Sloan School of Management (MIT). Mr. Naccarati is well qualified to serve as a member of our Board due to his significant safety, technical, and operational experience in the mining industry.

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Thomas Weng has been a member of our Board since May 29, 2020, and has served as our Lead Independent Director since December 15, 2021. He is also Chair of the Finance Committee, Chair of the Nominating and Governance Committee, and a member of our Compensation Committee. Mr. Weng has over 25 years of experience in the financial services sector. He is a Co-Founding Partner with Alta Capital Partners, a provider of financial advisory services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and across all industry segments for Latin America. Before 2007, he held senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng currently sits on the board of International Tower Hill Mines and Jaguar Mining Inc. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng is well qualified to serve as a member of our Board because of his extensive knowledge of strategic planning, mergers and acquisitions, finance, and mining.

Marni Wieshofer has been a member of our Board since May 29, 2020, and is Chair of the Audit Committee and a member of the Compensation Committee. Ms. Wieshofer has served as the Head of Media and was a Managing Director in Houlihan Lokey’s TMT Corporate Finance Group, based out of Los Angeles, providing mergers and acquisitions, capital markets, financial advisory and financial restructuring services, including the Weinstein Company and Relativity Media bankruptcies. Before joining Houlihan Lokey, Ms. Wieshofer was a Partner and Managing Director at MESA, a boutique advisory investment bank, where she spearheaded investment banking, strategy, and valuation engagements for companies throughout the media space. Her background also includes having served as Chief Financial Officer and EVP of Corporate Development at Lionsgate Entertainment (NYSE: LGF.A and LGF.B), where she oversaw mergers, acquisitions and other strategic financial initiatives and prominent roles at Media Rights Capital, Alliance Atlantis Communications and Coopers & Lybrand Chartered Accountants. Ms. Wieshofer is currently a member of the Board of Directors of Organigram Holdings Inc. (NASDAQ: OGI; TSE: OGI), having recently stepped down from the Board of Thunderbird Entertainment Group Inc. (TSXV: TBRD, OTC: THBRF) where she was Interim Chair of the Board. Ms. Wieshofer holds a BA from Western University and an MBA from the Rotman School of Management. She is a Canadian Chartered Accountant and obtained the ICD.D designation in 2018. She was granted an Arbor Award in 2019 by the University of Toronto and recognized by Variety Magazine in the 2018 Dealmakers Impact Report. Ms. Wieshofer is well-qualified to serve as a member of our Board due to her expertise in mergers and acquisitions, capital markets, financial advisory and financial restructuring services across various industries.

PROPOSAL NO. 1 — RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES SET FORTH ABOVE IN THIS PROXY STATEMENT.

BOARD AND CORPORATE GOVERNANCE MATTERS

Under our Certificate of Incorporation, the size of our Board shall be at least one member or a larger number as may be fixed from time to time by resolution of a majority of the directors then in office. Our Board currently consists of seven members. Under our Certificate of Incorporation, members of our Board serve one-year terms and hold office until the next annual meeting of stockholders when their respective successors are duly elected and qualified, or until their earlier resignation, retirement, disqualification, or removal.

Committees of the Board of Directors

We have five standing committees. The Audit Committee, the Finance Committee, the Compensation Committee, and the Nominating and Governance Committee is each composed solely of independent directors. In addition, the Safety, Sustainability and Technical Committee currently has three independent directors. Each committee reports to the Board as it deems appropriate and as the Board may request. These committees’ composition, duties, and responsibilities are set forth below.

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Audit Committee

Sean D. Goodman, David C. Naccarati, and Marni Wieshofer (Chair) are the members of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, the Audit Committee must have at least three members. Subject to phase-in rules and a limited exception, the Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require the audit committee of a listed company to be comprised solely of independent directors. Messrs. Goodman, Naccarati and Ms. Wieshofer qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate, and Ms. Wieshofer qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Under its charter, the functions of the Audit Committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent accounting firm engaged by the Company;

●	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC;

●	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and our risk assessment and risk management policies, including our major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

●	reviewing our financial reporting and accounting standards and principles, significant changes in standards or principles or their application, and the key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, the decisions made.

Finance Committee

Sean D. Goodman, David C. Naccarati, and Thomas Weng (Chair) are the members of the Finance Committee. All members of the Finance Committee are independent directors under applicable Nasdaq listing standards, and each is a “non-employee director” under Rule 16b-3 of the Exchange Act.

Under its charter, the functions of the Finance Committee include:

●	discussing with management any proposed equity or debt financing transactions or other investment, business combination, merger/acquisition or restructuring transactions that are not in the ordinary course of business or which require expenditures above previously authorized spending limitations (a “Proposed Transaction”);

●	discussing with management all financial statement implications, risk, strategic, market, regulatory or other considerations relevant to a Proposed Transaction;

●	establishing and revising spending authorization limitations for the Company’s Chief Executive Officer and other senior officers of the Company and its subsidiaries, in each case to the extent such spending is not part of the Company’s annual budget or business/financial plan previously approved by the Board;

●	establishing and revising policies regarding the issuance of dividends on the Company’s stock;

●	establishing and revising policies concerning foreign currency and credit management activities of the Company;

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●	authorizing Proposed Transactions recommended by management in an amount not to exceed $1.0 million; and

●	approving and recommending for ratification by the Board any Proposed Transactions in an amount exceeding $1.0 million, as well as any Proposed Transaction involving the issuance of the Company’s equity securities.

Compensation Committee

Stephen Lang (Chair), Thomas Weng, and Marni Wieshofer are the members of the Compensation Committee. They are independent directors under applicable Nasdaq listing standards and each is a “non-employee director” under Rule 16b-3 of the Exchange Act.

Under its charter, the functions of the Compensation Committee include the following:

●	reviewing and approving annual corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO considering those goals and reviewing and establishing the CEO’s annual compensation and HYMC 2020 Performance and Incentive Pay Plan (“Incentive Plan”) participation levels, and bases of participation; and

●	reviewing and approving the evaluation process and compensation structure for the Company’s or its subsidiaries’ other officers annually; evaluating, reviewing, and recommending to our Board any changes to or additional stock-based and other incentive compensation plans; and recommending the inclusion of the Compensation Discussion and Analysis, if applicable, in the annual proxy statement and Annual Report on Form 10-K to be filed with the SEC.

In addition, the Compensation Committee conducts an annual in-depth, broad-scope, and detailed review of succession planning efforts at multiple levels of the management team.

The Compensation Committee also has sole authority to retain or obtain the advice of a compensation consultant, legal counsel, or other advisers. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Governance Committee

Sean D. Goodman, Michael Harrison, and Thomas Weng (Chair) are the Nominating and Governance Committee members, and each is independent under applicable Nasdaq listing standards.

Under its charter, the functions of the Nominating and Governance Committee include the following:

●	identifying individuals qualified to become Board members and recommending nominees to the Board of Directors for the next annual meeting of stockholders;

●	recommending to the Board the corporate governance guidelines applicable to the Company;

●	leading the Board in its annual review of the performance of (i) the Board; (ii) its committees; and (iii) management; and

●	recommending to the Board nominees for each Board committee.

The Nominating and Governance Committee has sole authority to retain and terminate a search firm to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee has not set specific minimum qualifications for director positions. Instead, after considering the Board’s current composition, the Nominating and Governance Committee reviews nominations for election or re-election to the Board based on a particular candidate’s merits and the Company’s needs. When evaluating candidates for nomination, the Nominating and Governance Committee considers an individual’s skills, diversity, independence, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. The Nominating and Governance Committee does not specifically define diversity but values the diversity of experience, perspective, education, race, gender, and national origin as part of its annual evaluation of director nominees for election or re-election. When a new Board seat or a vacated Board seat is being filled, candidates who best fit the needs of the Board and the Company will be interviewed and evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are recommended to the full Board of Directors.

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While the Company maintains a plurality voting standard in director elections, it also adopted a majority voting standard. Under that standard, a director in an uncontested election who receives more “withheld” votes than votes “for” their election must tender their resignation. The Nominating and Governance Committee will consider such offered resignation and recommend an action to the full Board, which will determine whether to accept or reject that resignation.

Safety, Sustainability and Technical Committee

Michael Harrison (Chair), Stephen Lang, and David C. Naccarati are the Safety, Sustainability and Technical Committee members.

Under its charter, the functions of the Safety, Sustainability and Technical Committee include the authority to:

●	investigate any activity of the Company or its subsidiaries relating to health, safety, loss prevention and operational security, sustainable development, environmental affairs, public policy and relations with communities and civil society, government relations, human rights, and communication matters;

●	review developmental, construction and operational activities; and

●	retain outside counsel, experts and other advisors as the Safety, Sustainability and Technical Committee may deem appropriate in its sole discretion to assist the Company in fulfilling its responsibilities.

Director Independence

The Board has determined that Messrs. Goodman, Harrison, Lang, Naccarati, and Weng, and Ms. Wieshofer are “independent directors” under Nasdaq listing standards. The Board reviews independence annually and has also determined that each current member of the Company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent as defined under the applicable Nasdaq listing standards and SEC rules. The Board further determined that Ms. Wieshofer qualifies as an audit committee financial expert under applicable rules and guidance. In making these determinations, the Board found that none of the directors had a material or other disqualifying relationship with the Company.

In connection with the review and determination of the independence of directors, the Nominating and Governance Committee reviewed the relationship of Mr. Harrison to the various Sprott entities. Mr. Harrison is a Managing Director of Sprott, Inc. and the Managing Partner of Sprott Resource Streaming and Royalty (“SRSR”), an affiliate of Sprott Private Resource Lending II (CO), Inc., the payee under the Sprott Royalty Agreement. Under the Nasdaq independence rules, Nasdaq considers payments to or from a listed company in excess of 5% of the recipient’s gross revenues a bar to the independence of a director if that director is a partner, controlling stockholder, or executive officer of such other party. In addition, certain institutional stockholder organizations, such as ISS, consider a transactional relationship to be material if the Company makes annual payments to, or receives annual payments from, another entity exceeding the greater of $200,000 or 5% of the recipient’s gross revenues. The Company’s annual payments to SRSR did not exceed the ISS test or the Nasdaq independence threshold. Therefore, any payments under the Sprott Royalty Agreement in 2022 did not preclude a finding of Mr. Harrison’s independence by the Board under Nasdaq rules or ISS guidelines.

Board and Committee Meetings

During the year ended December 31, 2022, the Board held 23 meetings and acted by unanimous written consent 11 times. The Audit Committee held 8 meetings. The Nominating and Governance Committee held 3 meetings and acted 3 times by unanimous written consent. The Compensation Committee held 3 meetings and acted by unanimous written consent 2 times. The Safety, Sustainability and Technical Committee held 6 meetings. During 2022, each director attended more than 75% of the combined meetings of the Board and each committee on which he or she served.

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Director Compensation

The Compensation Committee and Board of Directors approved the following initial annual director compensation arrangements, for non-employee directors:

■	an annual cash retainer of $55,000;

■	annual committee chair fees of $12,500 for the Audit Committee, $10,000 for the Safety, Sustainability and Technical Committee, and $7,500 for each of the Nominating and Governance Committee and the Compensation Committees;

■	annual committee member fees of $5,000 for the Audit Committee, $4,000 for the Safety, Sustainability and Technical Committee, and $2,500 for each of the Nominating and Governance Committee and the Compensation Committee; and

■	$75,000 in annual equity awards in the form of restricted stock units (“RSUs”).

In addition, the Compensation Committee approved (i) an initial $50,000 equity award for each non-employee director upon their initial appointment to the Board; (ii) an annual $10,000 cash retainer for the independent Lead Director; and (iii) an annual $70,000 retainer for a non-employee independent Chairman of the Board of which $25,000 is payable in cash and $45,000 payable in RSUs, based upon the expected attention and workload as the Company addressed its financial issues.

The equity awards are granted to each non-employee director at the Company’s annual meeting of stockholders unless otherwise determined by the Compensation Committee.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(1)
Stephen Lang	82,125	120,000	202,125
David Naccarati	65,250	75,000	140,250
Michael Harrison	67,500	75,000	142,500
Thomas Weng	83,750	75,000	158,750
Marni Wieshofer	70,000	75,000	145,000
Sean Goodman (2)	43,194	125,000	168,194

(1)	Amounts reflect the aggregate grant date fair value of the 2022 annual director equity grant of 52,448 RSUs, each of which was granted on June 2, 2022, as computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, assuming no forfeitures. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that the non-employee directors will realize. The 2022 annual director equity grant vested 50% on the date of the grant and 50% on the first anniversary of the grant date. As of December 31, 2022, each non-employee director had the following outstanding unvested RSUs:

Name	No. of Unvested RSUs Held as of December 31, 2022
Stephen Lang (a)	52,157
David Naccarati	28,468
Michael Harrison	28,468
Thomas Weng (b)	28,468
Marni Wieshofer	28,468
Sean Goodman	62,189

(a)	Mr. Lang elected to defer conversion of the RSUs awarded for his initial director equity grant and 2021 annual director equity grant, to the extent they vest, until the date of his separation from service as a Board member.

(b)	Mr. Weng elected to defer conversion of the RSU awarded for his initial director equity grant and 2021 annual director equity grant, to the extent they vest, until the date of his separation from service as a Board member.

(2)	Upon joining the Board of Directors, Mr. Goodman received an additional director equity grant on June 2, 2022. The initial director equity grant vests in three equal installments on (i) June 2, 2023; (ii) the date that is one year following the vesting date of the first tranche; and (iii) the date that is two years following the vesting date of the first tranche. Mr. Goodman is an executive officer of AMC Entertainment Holdings, Inc. and an officer and director of American Multi-Cinema. Mr. Goodman disclaims any beneficial ownership of the shares of our Common Stock. All cash payments for Mr. Goodman’s directorship are paid directly to AMC Entertainment Holdings, Inc.

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Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers, and employees that complies with SEC and Nasdaq rules and regulations. The Code of Ethics codifies the business and ethical principles that govern all aspects of the Company’s business. A copy of the Code of Ethics has been posted on our website at www.hycroftmining.com. It is free of charge upon written request to our Corporate Secretary at c/o Hycroft Mining Holding Corporation, P.O. Box 3030, Winnemucca, Nevada 89446. The Company intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics on its website.

Hedging and Pledging Policy

The Company has adopted a policy regarding the ability of certain persons to hedge, pledge or otherwise limit their exposure to the Company’s securities. The policy applies to (i) the Company’s directors and executive officers (“Company Insiders”); (ii) employees who regularly come into possession of material non-public information about the Company in the course of their duties (together with the Company Insiders, the “Covered Persons”); (iii) any Covered Person’s spouse, other people living in a Covered Person’s household, and minor children; and (iv) entities over which any Covered Person exercises control. Under the policy, each of such persons is prohibited from engaging in the following transactions in the Company’s securities unless advance approval is granted by the Company’s Chief Financial Officer:

✔	Short-term trading. Company Insiders who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase;

✔	Short sales. Covered Persons may not sell the Company’s securities short;

✔	Options trading. Covered Persons may not buy or sell puts or calls, or other derivative securities on the Company’s securities;

✔	Trading on margin or pledging. Company Insiders may not hold Company securities in a margin account or pledge Company securities as collateral for a loan; and

✔	Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements relating to Company securities. This provision is not construed to limit a Covered Person’s ability to enter into market hedges not tied to the Company’s securities, including transactions to hedge commodity (gold and silver) exposure.

Board Oversight of Risk Management

The Board of Directors considers oversight of the Company’s risk management efforts, including enterprise risk management, to be a responsibility of the entire Board (as reported by and through the appropriate committee in the case of risks under the purview of a particular committee). Management regularly updates the full Board on major Company initiatives, strategies, and related risks. On an annual basis, management reviews with the Board risks to the enterprise and efforts to address them. In addition, presentations are made in the ordinary course at scheduled Board meetings regarding operations, finance, market trends, and the various other risks that face the Company. On an ongoing basis, the various committees of the Board address risk in the areas germane to their scope. For example:

●	The Safety, Sustainability and Technical Committee oversees risks in the areas of safety and environmental compliance through an ongoing dialog with management, plays a role in operational risk management, including policy and regulatory risk, and oversees risk associated with managing existing technologies and developing new technologies to enhance and protect our competitive advantage;

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●	The Finance Committee plays a vital role in the oversight of financial and market risk, balance sheet risk and capital allocation, liquidity, and tax risk;

●	The Nominating and Governance Committee evaluates Board effectiveness, succession planning, and general corporate best practices;

●	The Compensation Committee oversees the Company’s policies to attract, retain, and motivate talented employees and ties compensation to actual performance, including risks associated with executive compensation; and

●	The Audit Committee provides risk oversight of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, computerized information systems and cyber security, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function.

The chairperson of the relevant Board committee reports on the committee’s discussions to the entire Board during the committee reports portion of the applicable Board meeting.

Leadership Structure and Role in Risk Oversight

The Company’s Corporate Governance Guidelines provide that the Board will periodically appoint a Chairman of the Board and that independent and management directors, including our Chief Executive Officer, are eligible for appointment as Chairman. The Corporate Governance Guidelines state that if the Chairman of the Board is not independent, then the Board should designate an independent lead director who would be available in any situation in which the Chairman has a potential conflict of interest concerning any matter under consideration.

On April 8, 2022, the Board appointed Stephen Lang as Chairman of the Board, succeeding Ms. Garrett, who previously served as Acting Chairman. Ms. Garrett remains a non-independent director. Although Mr. Lang is an independent director, the Board appointed Mr. Weng as Lead Independent Director.

The Board believes that our current Board leadership structure, which includes a Lead Independent Director and separation of the Chairman and Chief Executive Officer roles, provides strong oversight, which benefits our stockholders. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, and the Company’s overall corporate governance. The Board also believes that the separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus her time and energy on operating and managing the Company, while leveraging our Chairman’s experience and perspectives in an oversight role. The separation of roles also allows an effective balance between strong executive leadership and appropriate safeguards and oversight by the Chairman and other independent directors. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders.

Executive Sessions of Independent Directors

The independent directors of the Board and each standing committee meet regularly in executive sessions without management present. Stockholders wishing to communicate with the independent directors may contact them by writing to Independent Directors, c/o Corporate Secretary, Hycroft Mining Holding Corporation, P.O. Box 3030, Winnemucca, Nevada 89446. Any such communication will be promptly distributed by our Corporate Secretary to the individual independent director or directors named in the communication in the same manner as described below in “—Communications with the Board.”

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Communications with the Board

Stockholders and other interested parties can send communications to one or more members of the Board by writing to the Board or specific directors or group of directors at the following address: Hycroft Mining Holding Corporation Board of Directors, c/o Corporate Secretary, P.O. Box 3030, Winnemucca, Nevada 89446. Any communication will be promptly distributed by our Corporate Secretary to the individual director or directors named in the communication or to all directors if addressed to the entire Board.

Board Performance Evaluation

The Board annually evaluates its performance for the previous year. The Nominating and Governance Committee establishes the annual performance evaluation format. The evaluation may consist of extensive and detailed written surveys, questionnaires, and/or individual interviews with each director by legal counsel. Through the annual evaluation processes, the Board can improve its critical functions of overseeing personnel development, financial performance, and other major responsibilities for strategy, risk, integrity, reputation, and governance.

Summary of Director Qualifications and Experience

Competency	Garrett	Goodman	Harrison	Lang	Naccarati	Weng	Wieshofer

Senior Executive	●	●	●	●	●	●	●
(Experience in the highest level of management responsible for setting and achieving organizational objectives, strategic planning, and overall decision-making)
Other Public Company Directorships	●		●	●		●	●
(Experience sitting on public company boards)
Mining Industry	●		●	●	●	●
(Technical and leadership experience in listed mining companies (whether Canadian or US) of similar size, with similar operational assets and developing projects)
Financial Literacy	●	●	●	●	●	●	●
(Knowledge of financial accounting and reporting, internal financial controls, including the ability to critically assess the financial viability and performance of the organization)
Capital Management	●	●	●			●	●
(Experience in capital management strategies, including debt financing and capital raisings)
Technical Mining, Engineering or Geology & Innovation	●		●	●	●
(Background or experience overseeing and innovating the technical engineering or geology aspects of mining)
Mine Development/Operating	●		●	●	●
(Experience overseeing the development of mines and/or daily operations)
Business Development	●	●	●	●	●	●	●
(Experience in identifying and implementing growth opportunities and creating long-term value for the organization from investors, markets, and relationships)
Permitting/Regulatory	●		●	●	●	●
(Experience relating to regulatory approvals and permitting needed in connection with mining operations and development)

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Competency	Garrett	Goodman	Harrison	Lang	Naccarati	Weng	Wieshofer

Legal	●
(Experience overseeing significant legal matters at an organization including stockholder lawsuits/threats and/or government investigations)
Human Resources	●	●	●		●	●	●
(Experience with appointment and evaluation of senior executives as well as overseeing strategic human resource management including workforce planning, employee relations and organizational change)
Compensation	●		●	●		●	●
(Experience on compensation committees of public companies; analyzing and setting executive compensation while balancing risks, incentives, and investor relations)
Health, Safety, Environmental, Sustainability	●		●	●	●	●	●
(Experience related to health, safety, environmental, social responsibility and sustainability initiatives and their impact on the organization/investor relations)
Corporate Governance	●	●	●	●	●	●	●
(Knowledge of best practice governance standards)
Government/Regulatory/ Political	●		●	●	●	●	●
(Experience in public and regulatory policies and management of impact on industry and the organization)
First Nations/Community Relations	●		●
(Experience with public relations relating to native peoples)
Information Technology and Innovation		●			●	●	●
(Experience with IT security/breaches and/or knowledge of the strategic use and governance of information technology and innovation)
Strategic Planning	●	●	●	●	●	●	●
(Ability to identify and critically assess opportunities and threats and develop effective strategies to achieve the organization’s visions and objectives.)
Risk Management	●	●	●	●	●		●
(Ability to identify key risks to the organization, and monitor risk and compliance management frameworks and systems)

Stockholders may access a copy of our Corporate Governance Guidelines on our website at www.hycroftmining.com.

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EXECUTIVE OFFICERS

The names of the current executive officers of the Company and their respective ages as of the date of this Proxy Statement are set forth below.

Name	Age	Position(s)
Diane R. Garrett, Ph.D.	63	President, Chief Executive Officer, and Director
Stanton K. Rideout	63	Executive Vice President and Chief Financial Officer

Diane R. Garrett has served as our President, Chief Executive Officer, and director since September 2020 and was Acting Chair of the Board from December 15, 2021, through April 8, 2022, when she was succeeded by Mr. Lang. Ms. Garrett remains as a director on the Board. See the biographical information for Ms. Garrett set forth above under “Nominees for Election to our Board of Directors at the 2023 Annual Meeting.”

Stanton K. Rideout has served as our Executive Vice President and Chief Financial Officer since October 2020. He has over 30 years of senior executive experience in the mining and manufacturing industries, including Romarco and Phelps Dodge. From April 2018 until October 2020, Mr. Rideout was a consulting Chief Executive Officer of Carolina Gold Resources Inc. (“CGR”), a Canadian precious and base metals project-generator company. He joined the Board of CGR in June 2017 and became Chairman of the Board in July 2018. Before that, Mr. Rideout served as the Senior Vice President and Chief Financial Officer of Romarco from November 2010 through December 2015. Since OceanaGold acquired Romarco in September 2015, he provided debt and equity consulting services for a number of mining companies. From January 2008 until May 2008, Mr. Rideout was Executive Vice President and Chief Financial Officer for Swift Transportation Corporation (“Swift”), a large North American truckload carrier. Prior to Swift, Mr. Rideout held various senior finance and accounting positions over 25 years with Phelps Dodge. Those roles included Vice President and Treasurer, Vice President and Controller, Investor Relations Officer, and Chief Financial Officer of Phelps Dodge International Corporation. Mr. Rideout earned his Master’s in Business Administration from the University of Evansville and his Bachelor of Science, Business/Finance, from Western Kentucky University. Mr. Rideout is a Certified Public Accountant.

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EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The following disclosure concerns the compensation arrangements of our current named executive officers for the fiscal years ended December 31, 2022 and 2021.

2022 Summary Compensation Table

The following table sets forth the compensation for the services in all capacities to us or our subsidiary companies for the years ended December 31, 2022 and 2021 of (a) our current Chief Executive Officer, (b) our current Chief Financial Officer, and (c) the two most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, as of December 31, 2022, or who served in that role during a portion of 2022 (each an “NEO” and collectively, the “NEOs”).

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total
Diane R. Garrett, Ph.D. (4)	2022	$587,500	$537,195	$1,200,000	$26,190	$2,350,885
President and Chief Executive Officer	2021	$550,000	$462,000	$1,100,000	$21,060	$2,133,060

Stanton K. Rideout (5)	2022	$412,500	$328,556	$637,500	$16,556	$1,395,112
Executive Vice President and Chief Financial Officer	2021	$375,000	$270,000	$562,500	$12,498	$1,219,998

(1)	Amounts represent payments under the Company’s incentive bonus plan.
(2)	Amounts reflect the aggregate grant date fair value of awards granted during the fiscal year noted as computed in accordance with FASB ASC Topic 718, assuming no forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the NEOs.
(3)	During 2021 and 2022, “All Other Compensation” consisted of the following:

Name	Year	401(k) Matching Contributions	Life Insurance Premiums	Total
Diane R. Garrett, Ph.D.	2022	$20,500	$5,690	$26,190
	2021	$19,500	$1,560	$21,060
Stanton K. Rideout	2022	$10,866	$5,690	$16,556
	2021	$11.250	$1,248	$12,498

(4)	Ms. Garrett was hired effective September 8, 2020. Her annual base salary was set at $550,000 and increased to $600,000 on April 1, 2022.
(5)	Mr. Rideout was hired effective October 20, 2020. His annual base salary was set at $375,000 and increased to $425,000 on April 1, 2022.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes information for each NEO with respect to outstanding equity awards and the value of such awards as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Yet Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Diane R. Garrett, Ph.D.	96,154	$51,154	-	-
	11,888	$6,324
	103,512	$55,068
	839,161	$446,434

Stanton K. Rideout	32,982	$17,546	-	-
	6,497	$3,456
	52,932	$28,160
	445,804	$237,168

(1)	The vesting schedules for the time-based RSUs for each NEO is as follows:

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Name	RSU Grant Amount	Grant Date	Vesting Schedule
Diane R. Garrett	34,966	12/15/2020	See footnote (a)
	154,495	03/02/2021	See footnote (b)
	96,154	09/08/2020	100% vesting on September 8, 2024
	839,161	06/02/2022	See footnote (c)

Stanton K. Rideout	19,109	12/17/2020	See footnote (a)
	79,003	03/02/2021	See footnote (b)
	32,982	10/20/2020	100% vesting on October 20, 2024
	445,804	06/02/2022	See footnote (c)

	(a)	Subject to the continued employment with the Company, the RSUs vest 33% for the first and second installment and 34% for the third installment with the first tranche vested on May 28, 2021; the second tranche vested on May 27, 2022; and the remaining tranche vesting on May 29, 2023. Vested RSUs will convert into shares of Common Stock on each applicable vesting date, provided that, if on the conversion date, the holder is prohibited from trading under the Company’s policies or pursuant to applicable securities laws, the conversion date will be, in the Compensation Committee’s determination, the 2nd trading day after the date such prohibitions no longer apply.
	(b)	Subject to the continued employment with the Company, the RSUs vest 33% for the first and second installment and 34% for the third installment with the first tranche vested on March 15, 2022; and the remaining tranches vesting on March 15, 2023, and March 15, 2024. Vested RSUs will convert into shares of Common Stock on each applicable vesting date; provided, however, that if, on that conversion date, the holder is prohibited from trading under the Company’s policies or pursuant to applicable securities laws, the conversion date shall be, in the determination of the Board’s Compensation Committee, the 2nd trading day after the date the reporting person is no longer prohibited from such trading.
	(c)	Subject to the continued employment with the Company, the RSUs vest 33% for the first and second installment and 34% for the third installment with the first tranche vesting on June 2, 2023, the second trance vesting on June 2, 2024, and the third tranche vesting on June 2, 2025. Vested RSUs will convert into shares of Common Stock on each applicable vesting date; provided, however, that if, on that conversion date, the holder is prohibited from trading under the Company’s policies or pursuant to applicable securities laws, the conversion date shall be, in the determination of the Board’s Compensation Committee, the 2nd trading day after the date the reporting person is no longer prohibited from such trading.

(2)	Amounts represent the value of outstanding RSU awards based on the closing price of our Common Stock on December 31, 2022 of $0.532 per share.

Equity Award Grants to Executive Officers

We adopted, and our stockholders approved, the HYMC 2020 Performance and Incentive Pay Plan, under which the Company issued equity awards to officers and directors.

The long-term equity incentive awards granted in 2022 were time-based RSUs, subject to the terms and conditions set forth in the written award agreements and continued employment.

The long-term equity incentive award agreements included “double-trigger” accelerated vesting in the event of a Change in Control.

Employment Arrangements

Common Defined Terms Used in the Employment Agreements

For purposes of the employment agreements with our NEOs, the terms “Cause,” “Change in Control,” “Disability,” and “Good Reason” have the following definitions:

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The term “Cause” shall mean that one or more of the following has occurred:

(i)	the NEO is convicted of a felony or pleads guilty or nolo contendere to a felony (whether or not with respect to the Company or any of its affiliates);

(ii)	a failure of the NEO to substantially perform his or her responsibilities and duties to the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by the appropriate senior officer or any member of the Board, as applicable, identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10-day period;

(iii)	the failure of the NEO to carry out or comply with any lawful and reasonable directive of the Board (or any committee of the Board), which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10-day period;

(iv)	the NEO engages in illegal conduct, any breach of fiduciary duty (if any), any act of material dishonesty or other misconduct, in each case in this clause (iv), against the Company or any of its affiliates;

(v)	a material violation or willful breach by the NEO of any of the policies or procedures of the Company, including, without any limitation, any employee manual, handbook or code of conduct of the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the violation or breach in reasonable detail and granting the Executive an opportunity to cure such violation or breach within such 10 day period;

(vi)	the NEO fails to meet any material obligation the NEO may have under any agreement entered into with the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by any member of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10-day period;

(vii)	the NEO’s failure to maintain any applicable license, permit or card required by the federal or state authorities or a political subdivision or agency thereof (or the suspension, revocation, or denial of such license, permit or card); or

(viii)	the NEO’s breach of any non-compete, non-solicit, confidentiality or other restrictive covenant to which the NEO may be subject, pursuant to an employment agreement or otherwise.

The term a “Change in Control” of the Company will be deemed to occur as of the first day that one or more of the following conditions is satisfied:

(i)	The “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”), is accumulated, held or acquired by a “Person” (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, holders of capital stock of the Company as of the date hereof or a subsidiary thereof, any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below will not be a Change in Control; provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 15% or more of Company Voting Securities as of the date of the applicable employment agreement; or

(ii)	Individuals who, as of the date of the Agreement, constitute the Board, or “Incumbent Board”, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; or

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(iii)	Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity, or “Business Combination”, in each case, unless immediately following such Business Combination: (A) more than 50% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination, or “Surviving Corporation”, or (y) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, or “Parent Corporation”, is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Company Voting Securities; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that (x) such ownership of the Company existed prior to the Business Combination or (y) that immediately prior to such Business Combination, such Person was a direct or indirect beneficial owner of 15% or more of the Company Voting Securities as of the date of the respective employment agreement, and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding anything to the contrary in the foregoing, in no event will a Change in Control be deemed to have occurred with respect to the NEO if the NEO is part of a purchasing group that consummates the Change in Control transaction. The NEO will be deemed “part of a purchasing group” for purposes of the preceding sentence if the NEO is an equity participant in the purchasing company or group (except (i) passive ownership of less than two percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors.

The term “Disability” means the NEO’s long-term disability as defined by and determined under the Company’s long-term disability plan, or if the NEO is not covered by a long-term disability plan sponsored by the Company, then the NEO’s inability (as determined by the Board or compensation committee thereof in its discretion, (in the case of Dr. Garrett and Mr. Rideout, with the Board or Compensation Committee acting reasonably)) to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

The term “Good Reason” means the occurrence of any of the following without the NEO’s consent:

(i)	a material reduction or a material adverse alteration in the nature of the NEO’s position, responsibilities or authorities or the assigning of duties to the NEO that are materially inconsistent with those of the position of such NEO of a company of comparable size in a comparable industry;

(ii)	the NEO’s becoming the holder of a lesser office or title than that previously held;

(iii)	any material breach of the applicable employment agreement by the Company that causes an adverse change to the terms and conditions of the NEO’s employment;

(iv)	the Company requires the NEO to relocate his or her principal business office to a location not within 75 miles of the applicable Company location;

(v)	any reduction in the NEO’s salary, other than a reduction in salary generally applicable to executive employees; or

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(vi)	failure of the Company to pay the NEO any amount otherwise vested and due under the applicable employment agreement or under any plan or policy of the Company following written notice by the NEO to the Company identifying the failure and the basis for such payment and the Company’s failure to cure within 10 days following receipt of such written notice.

In no event will a resignation be deemed to occur for “Good Reason” unless the NEO provides notice to the Company, and such resignation occurs, within 90 days after the event or condition giving rise thereto. Upon receiving notice from the NEO, the Company has a period of 30 days during which it may remedy the event or condition.

Employment Agreement with Diane R. Garrett

The Company entered into an employment agreement dated as of August 31, 2020 (the “Garrett Employment Agreement”) with Diane R. Garrett, Ph.D. Ms. Garrett’s agreement provides for a three-year term as President and Chief Executive Officer, following which she will be an at-will employee while continuing her employment with the Company. Under the terms of the Garrett Employment Agreement, Ms. Garrett is entitled to an annual base salary of $550,000, an annual cash incentive bonus initially set at 70% of her annual base salary as target, and an initial long-term equity incentive award having a value of $1,000,000. The initial long-term equity incentive was granted on the effective date of her employment, September 8, 2020, in the form of 96,154 RSUs, which was determined by dividing $1,000,000 by $10.40, the closing price of the Common Stock on the date of grant. The RSUs will vest on the fourth anniversary of the date of grant, subject to Ms. Garrett’s continued employment by the Company through the vesting date and subject to any provisions of the grant relating to retirement, disability, change of control and other matters. Ms. Garrett will also be eligible to participate in equity-based compensation plans, initially targeted at 200% of her base salary, with 50% of such awards initially in the form of performance-based equity awards and 50% of such awards initially in the form of time-based equity awards.

As required under the terms of the Garrett Employment Agreement, on December 15, 2020, the Company offered Ms. Garrett $550,000 worth of time-based RSUs. However, Ms. Garrett did not accept her full time-based equity award and requested that a portion of those time-based RSUs be reallocated and granted to other employees rather than herself. As a result, on December 15, 2020, Ms. Garrett accepted $250,000 in value in the amount of 34,966 RSUs, based upon the fair market value of the Company’s Common Stock on the date of grant, rather than the 76,924 RSUs she would have been eligible to receive. Ms. Garrett’s RSUs have or will vest, subject to continued employment, in three equal installments on May 28, 2021, May 27, 2022, and May 29, 2023. The Company did not issue any performance-based equity awards in 2021 or 2022. On March 2, 2021, the Company issued 154,495 time-based RSUs to Ms. Garrett with a grant-date fair value of $1.1 million, and on June 2, 2022, the Company issued 839,161 time-based RSUs to Ms. Garrett with a grant-date fair value of $1.2 million. The RSU awards are in continued recognition of Ms. Garrett’s contributions to the Company and to incentivize future performance.

Employment Agreement with Stanton K. Rideout

The Company entered into an employment agreement dated as of October 20, 2020 (the “Rideout Employment Agreement”) with Mr. Rideout, which provides for a three-year term as Executive Vice President and Chief Financial Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of the Rideout Employment Agreement, Mr. Rideout is entitled to an annual base salary of $375,000, an annual cash incentive bonus target initially set at 60% of his annual base salary, and an initial long-term equity award having a value of $250,000.

The initial long-term equity incentive was granted on the effective date of his employment, October 20, 2020, in the form of 32,982 RSUs, with the number of RSUs determined by dividing $250,000 by the closing stock price of the Company’s Common Stock on the date of grant. Such RSUs will vest on the fourth anniversary of the grant date, subject to Mr. Rideout’s continued employment by the Company through the vesting date and subject to any provisions of the grant relating to retirement, disability, change of control and other matters. Mr. Rideout was eligible to participate in equity-based compensation plans in 2021, initially targeted at 150% of his base salary, with 50% of such awards in the form of performance-based equity awards and 50% of such awards in the form of time-based equity awards.

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On December 17, 2020, the Company awarded Mr. Rideout a portion of the reallocated RSUs (described above under “Employment Agreement with Diane R. Garrett”) equal to $150,000 in value in the amount of 19,109 RSUs, based on the fair market value of the Company’s Common Stock on the date of grant, in recognition of his contributions to the Company and to incentivize his future performance. Mr. Rideout’s RSUs have the same vesting schedule as Ms. Garrett’s that were granted on December 15, 2020. On March 2, 2021, the Company issued 79,003 time-based RSUs to Mr. Rideout with a grant-date fair value of $0.6 million, and on June 2, 2022, the Company issued 445,804 time-based RSUs with a grant-date fair value of $0.6 million. These RSU awards were made in continued recognition of Mr. Rideout’s contributions to the Company and to incentivize future performance.

Termination Payment Terms

Each employment agreement with our current NEOs, Ms. Garrett and Mr. Rideout, contains provisions entitling them to payments upon termination of their employment in certain circumstances, as described below.

Termination of Employment for any Reason

Pursuant to the current employment agreements with Ms. Garrett and Mr. Rideout, in the event their employment with the Company terminates for any lawful reason or no reason, they (or their estate, as applicable) will be entitled to receive any earned but unpaid base salary, any earned but unpaid annual cash incentive bonus, any amounts that may be payable under any applicable executive benefit plan, expense reimbursements and COBRA benefits provided that a timely election for COBRA continuation coverage is made and the applicable amounts are paid.

Termination of Employment other than for Cause or Voluntary Termination by Executive for Good Reason

If the Company terminates Ms. Garrett or Mr. Rideout without Cause, or either of them terminates their employment for Good Reason, they will be entitled to (i) a cash amount equal to 1.5 multiplied by their annual base salary, payable in equal installments over the 18 months following the date of termination; (ii) 18 months of continued coverage under the Company’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of termination; and (iii) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

Termination of Employment in the Event of Death or Disability

If the employment of Ms. Garrett or Mr. Rideout with the Company is terminated due to her or his death or disability, she or he (or their estate, as applicable) will be entitled to receive the pro rata portion of any bonus payable to them under the Company’s annual cash incentive plan for the year in which such termination for death or disability occurs determined based on the actual bonus attained for the fiscal year in which such termination occurs.

Termination of Employment after a Change in Control

If within 90 days prior to, or one year after, a Change in Control, the Company terminates the employment of Ms. Garrett or Mr. Rideout for reasons other than for Cause, either of them incurs a Disability or voluntarily terminates his or her employment for Good Reason, such NEO will be entitled to (i) a cash amount equal to 2.0 multiplied by his or her annual base salary, payable in a lump sum on the 60th day following the date of termination, (ii) a cash amount equal to 2.0 multiplied by the greater of (A) the actual bonus paid for the fiscal year immediately preceding the date of termination, (B) the actual bonus attained for the fiscal year in which the date of termination occurs prior to the first anniversary of the employment agreement, or (C) the target bonus for the fiscal year in which the date of termination occurs prior to the first anniversary of the agreement, payable in a lump sum on the 60th day following the date of termination, (iii) 24 months of continued coverage under the Company’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter) and (iv) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

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Compensation Philosophy and Objectives

Our compensation policies and philosophies are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate, and retain individuals who contribute to the Company’s long-term success.

The Compensation Committee believes the executive compensation program must be competitive to attract and retain our executive officers. The Compensation Committee has implemented compensation policies and philosophies that link a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Our annual compensation review is undertaken at the direction and under the supervision of the Compensation Committee. Other than our Chief Executive Officer, no executive officers are involved in making recommendations for executive officer compensation, and no executive officer makes any recommendations for their compensation. Additionally, no executive officers are involved in determining director compensation. At its sole discretion, the Compensation Committee may engage independent compensation consultants exclusively to advise the Compensation Committee on executive officer and director compensation matters.

In 2022, the Compensation Committee engaged Semler Brossy to provide independent advice on executive officer and director compensation matters. In 2023, the Compensation Committee engaged Lane Caputo to provide independent advice on executive officer and director compensation matters. The Compensation Committee, utilizing the compensation consultant’s report and after discussion and review (i) approves the annual base salaries, (ii) equity award grants, (iii) incentive cash award targets, (iv) financial metrics for the upcoming year, and (v) incentive cash awards for the prior year for the named executive officers. The Compensation Committee performs its compensation review and decision-making duties without management present.

Generally, the Compensation Committee reviews management’s recommendations and historical pay and performance information in the first quarter of each year. The Compensation Committee’s review includes approval of the value of equity award grants. It is generally the Compensation Committee’s policy to authorize and grant equity awards as of the date of the Board of Directors meeting (typically in March). The awards are then ratified by the non-management members of the Board of Directors upon the recommendation of the Compensation Committee. The equity awards are based upon the closing price of our Common Stock on the date of the award.

The Compensation Committee does not have a specific policy or practice to time equity awards to the release of earnings or other material non-public information. However, the Compensation Committee may determine the value of an equity award but not issue or establish the number of shares or share units while possessing material non-public information, such as a material pending transaction. Our practice is not to accelerate or delay the disclosure of material non-public information, whether favorable or unfavorable, but to make such disclosures when appropriate or required by applicable securities laws. In order not to unduly benefit or harm officers and employees, the Compensation Committee would consider postponing the issuance of awards until after the non-public information has been publicly disclosed or is no longer considered material information.

Periodically throughout the year, the Compensation Committee may discuss, as appropriate, the philosophy for the overall compensation program and determine if changes in particular program components or special awards are appropriate or desirable during the current year or for future periods.

Compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus, and long-term equity-based incentive compensation.

Base Salary

Base salaries are set to be fair to the executive officers, competitive within the industry, and reasonable in light of our cost structure. The Compensation Committee determines base salaries, subject to the terms of any employment agreements, and reviews base salaries annually based upon advice and counsel from its advisors. With the raising of approximately $194 million in gross proceeds before deducting commissions, fees, and expenses in late March 2022, the Compensation Committee reviewed annual base salaries for executive officers for 2022 in the second quarter of 2022. Acknowledging the efforts of Ms. Garrett and Mr. Rideout in (i) managing the Company; (ii) issuing a new initial assessment technical report; (iii) extending the maturity and restructuring certain payment terms of the Company’s outstanding indebtedness; and (iv) raising substantial equity capital to address the Company’s going concern and critical liquidity issues, determined to increase the annual base salary of Ms. Garrett by $50,000 to $600,000 per year and to increase the annual base salary of Mr. Rideout by $50,000 from $375,000 to $425,000, each effective as of April 1, 2022.

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Annual Cash Incentive Bonuses

In 2022, the Compensation Committee used annual cash incentive bonuses for the NEOs to tie a portion of the NEOs’ compensation to financial and operational objectives achievable within the applicable fiscal year, such as (i) gold and gold equivalent production/sales, (ii) total cash costs of production per gold or gold equivalent ounce, (iii) health and safety, and/or (iv) such other metrics as are determined from time to time by the Board. At the beginning of each year, the Compensation Committee sets performance targets, target amounts, target award opportunities, and other terms and conditions of annual cash bonuses for the NEOs. At the end of each year, the Compensation Committee determines the extent the performance targets were achieved and the amount of the award, if any, payable to the NEOs.

Equity-Based Awards

The Compensation Committee will use equity-based awards to reward long-term performance of the NEOs under the Incentive Plan. Providing a meaningful portion of the total compensation package in the form of equity-based awards is an essential element to compensation arrangements to align the incentives of its officers, including its NEOs, with the interests of its stockholders and serve to motivate and retain the NEOs.

Executive Agreements

The Company has entered into compensation arrangements with its officers, including employment agreements and equity award agreements, as part of its policy to pay and compensate key executives as appropriate to attract, retain, and compensate executive talent.

Other Compensation

We have maintained the various employee benefit plans, including medical, dental, life insurance and 401(k) plans, offered by the Company in which the NEOs participate.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain current and former executive officers of a publicly traded corporation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions relating to the Company

Please see the section titled “—Selected Definitions” for the meanings of certain capitalized terms in this section.

Purchase of Units by Greater Than 5% Stockholders in Registered Public Offering

On October 6, 2020, the Company closed its registered public offering of an aggregate of 9,583,334 units. Each unit consisted of one (share of Common Stock and one warrant to purchase one share of Common Stock (the “HYMCL Warrants”)). The offering price to the public was $9.00 per unit. The HYMCL Warrants were immediately exercisable upon issuance for shares of Common Stock at a price of $10.50 per share and expire five (5) years from the date of issuance. After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the net proceeds to the Company were approximately $83.1 million. Certain of the Company’s affiliated stockholders that owned more than five percent of the Company’s outstanding Common Stock at the time of the offering purchased, in the aggregate, 4,951,388 units in the Offering at the same price as the price to the public, $9.00 per unit. The Company paid no underwriter fees or commissions to the underwriters in the Offering for units sold to such affiliates. The affiliates who purchased units in the Offering were: Mudrick Capital Management, L.P. and/or certain of its affiliated entities — 3,222,222 units for an aggregate purchase price of $29.0 million; Aristeia Capital, L.L.C. and/or certain of its affiliated entities — 895,833 units for an aggregate purchase price of approximately $8.1 million; and Highbridge Capital Management, LLC and/or certain of its affiliated entities — 833,333 units for an aggregate purchase price of $7.5 million.

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Interest in HMC, the Recapitalization Transaction and Private Investment

Various funds managed by and affiliated with Mudrick Capital, a greater than 5% beneficial owner of our Common Stock and an affiliate of sponsor of which Jason Mudrick, our prior Chief Executive Officer and director, is the President and David Kirsch, the former Chairman of the Board and prior Vice President of the Company, is a Managing Director, may have been deemed to have beneficially owned: 646,421 shares of HMC’s common stock (prior to the Recapitalization Transaction), in connection with which such funds received 72,131 shares of our Common Stock in connection with the consummation of the Recapitalization Transaction; and, as of May 29, 2020, an aggregate of $41.8 million in principal amount of HMC First Lien Notes, which was repaid in connection with the consummation of the Recapitalization Transaction; an aggregate of $58.1 million in principal amount of 1.5 Lien Notes, including accrued interest, which was subject to the Exchange Agreement and exchanged for shares of our Common Stock in the Note Exchange; an aggregate of $85.9 million in principal amount of Second Lien Notes, including accrued interest, which were subject to the Second Lien Conversion Agreement and converted into shares of HMC’s common stock in connection with the consummation of the Recapitalization Transaction and received a distribution of shares of our Common Stock upon dissolution of HMC immediately following consummation of the Recapitalization Transaction; and an aggregate of $51.2 million in principal amount of 1.25 Lien Notes, including accrued interest, which was subject to the 1.25 Lien Exchange Agreement pursuant to which the 1.25 Lien Notes were exchanged for the $31.9 million in aggregate principal amount of Subordinated Notes, and the remainder for Excess Notes which were exchanged for shares of our Common Stock in the Note Exchange. In addition, in connection with the private investment, funds managed by and affiliated with Mudrick Capital, entered into the Subscription/Backstop Agreements for the purchase of an aggregate of 3,028,924 shares of our Common Stock at a purchase price of $10.00 per share, and the issuance to such investors of an aggregate of 1,295,892 PIPE warrants exercisable at $11.50 per share, for an aggregate purchase price of $30.3 million.

Private Placement Warrants

Concurrently with the closing of the IPO, sponsor and Cantor purchased an aggregate of 7,500,000 private placement warrants at a price of $1.00 per warrant (6,500,000 private placement warrants by sponsor and 1,000,000 private placement warrants by Cantor) for an aggregate purchase price of $7.5 million. On February 28, 2018, we consummated the sale of an additional 240,000 private placement warrants at a price of $1.00 per warrant, of which 200,000 warrants were purchased by sponsor and 40,000 warrants were purchased by Cantor, generating gross proceeds of $0.24 million. Each private placement warrant is exercisable for one share of our Common Stock at a price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the IPO and held in the trust account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by sponsor, Cantor, or their permitted transferees. The private placement warrants will expire five years after the completion of the Recapitalization Transaction or earlier upon redemption or liquidation. In addition, for as long as the private placement warrants are held by sponsor, Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the IPO.

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Sprott Credit Agreement

On October 4, 2019, Hycroft Mining Corporation, a Delaware corporation (“HMC”), as borrower, and certain of its subsidiaries, as guarantors, entered into the Initial Sprott Credit Agreement with Sprott Private Resource Lending II (Collector), LP (“SPRL II”) for a secured multi-advance term credit facility with an original aggregate principal amount not in excess of $110.0 million. In connection with the consummation of the Recapitalization Transaction, we assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, with us becoming a party thereto, borrowed $70.0 million under such facility and issued to SPRL II 496,634 shares of Common Stock on behalf of SPRL II and the other participants in the Sprott Credit Agreement. As a result, we are the borrower under the Sprott Credit Agreement. Subsequent to the consummation of the Recapitalization Transaction, SPRL II transferred 45,149 shares of Common Stock to nonaffiliated participants in the Sprott Credit Agreement and 13,545 shares of Common Stock to Sprott Private Resource Streaming and Royalty (Collector), LP., an affiliated participant in the Sprott Credit Agreement. Michael Harrison, a member of our Board, has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and SPRL II as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming & Royalty (Collector) LP.

Sprott Royalty Agreement

The Company, Hycroft Resources & Development, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (“HRD”), and Sprott Private Resource Lending II (Co) Inc., as the payee, an affiliate of SPRL II, entered into the Sprott Royalty Agreement with respect to the Hycroft Mine at the closing of the Recapitalization Transaction. Pursuant to the terms of the Sprott Royalty Agreement, at the closing of the Recapitalization Transaction, Sprott Private Resource Lending II (CO), Inc. paid to HRD cash consideration in the amount of $30.0 million, for which HRD granted to Sprott Private Resource Lending II (CO), Inc. a perpetual royalty equal to 1.50% of net smelter returns, payable monthly. Michael Harrison, a member of our Board, has an indirect interest in the Sprott Private Resource Lending II (Co) Inc. as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP.

2022 Private Placement

The Company entered into a subscription agreement with American Multi-Cinema dated as of March 14, 2022, as amended April 8, 2022 (as amended, the “AMC Subscription Agreement”), pursuant to which American Multi-Cinema purchased 23,408,240 units of the Company (each a “Unit”) at a purchase price per Unit of $1.193, with each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock providing for a total purchase price of $27.9 million. The AMC Subscription Agreement provides American Multi-Cinema the right to appoint a director to the Board, and the Company agrees to support such director’s nomination so long as American Multi-Cinema retains at least 50% of the Common Stock purchased under the AMC Subscription Agreement, and American Multi-Cinema holds at least 5% of the voting power of the Company. Sean D. Goodman, a member of our Board, is the Chief Financial Officer of AMC Entertainment Holdings, Inc., the parent of American Multi-Cinema, and was appointed to the Board and nominated for election as a director of the Company Annual Meeting under the terms of the AMC Subscription Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated bylaws in effect upon the consummation of the Recapitalization Transaction require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Other Material Relationships

During the years ended December 31, 2022 and 2021, the Company incurred costs of $1.2 million and $1.2 million, respectively, to Ausenco Engineering USA South (“Ausenco”) for work preparing an Acid POX milling technical study. Diane Garrett is currently a non-executive director on Ausenco’s Board of Directors.

Ms. Garrett’s brother, David Thomas, is the Acting General Manager of the Hycroft Mine. Mr. Thomas does not report to Ms. Garrett. He received cash compensation of $0.4 million (including a cash short-term incentive award of $0.1 million), and time-based RSU awards with a grant date fair value of $0.3 million, for his services in 2022. He received cash compensation of $0.2 million, equity compensation with a grant date fair value of $0.2 million and $13,148 of other compensation for his services in 2021.

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Related Party Policy

Our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

PROPOSAL NO. 2—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

As previously disclosed in the Company’s Current Report on Form 8-K filed on October 4, 2022, with the SEC, on October 3, 2022, the Company received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on Nasdaq. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on Nasdaq under the symbol “HYMC,” and the Company has been monitoring the closing bid price of its Common Stock and evaluating its alternatives to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement.

Among other things, the Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company does not meet this requirement. The Bid Price Notice indicated that the Company will be provided 180 calendar days, or until April 3, 2023, in which to regain compliance. If at any time during this period the bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements.

In response to the Bid Price Notice and in an attempt to increase the share price of our Common Stock, we are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split of our issued and outstanding Common Stock (collectively, the “Reverse Stock Split Amendment”). On February 24, 2023, our Board unanimously approved and declared advisable the proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal No. 2 will authorize the amendment of our Certificate of Incorporation to effectuate the Reverse Stock Split at a ratio of no less than 1-for-10 and no more than 1-for-25, with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share.

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board and may occur as soon as the day of the Annual Meeting. The effective date of the Reverse Stock Split will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Reverse Stock Split and not to file any amendment to our Certificate of Incorporation.

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If we effectuate the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of Common Stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our Common Stock will remain unchanged at $0.0001 per share. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effectuate the Reverse Stock Split, we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Certificate of Amendment will be effective immediately upon filing with the Delaware Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such an amendment, and not effectuate the Reverse Stock Split.

Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our Common Stock to a level that will enable the Company to comply with the Minimum Bid Price Requirement. The Board of Directors believes that maintaining the Company’s Nasdaq listing is in the best interests of the Company and its stockholders. Among other things, the Board of Directors believes that the Company’s Nasdaq listing may enable the Company to achieve better access to capital, encourage investor interest and improve the marketability of our common stock to a broader range of investors. In addition, we believe the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our Common Stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Price Requirement or to attract capital investment in our company. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

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After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-10 and no more than 1-for-25 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve Proposal No. 2, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

●	The historical and projected trading price and trading volume of our Common Stock;
●	General economic and other related conditions prevailing in our industry and in the marketplace; and
●	Our ability to meet Nasdaq’s Minimum Bid Price Requirement.

The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our Common Stock price. We expect that the Reverse Stock Split will increase the per share trading price of our Common Stock. However, the effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our Common Stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Price Requirement or to attract capital investment in our company.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of our Common Stock.

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Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our Common Stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of Common Stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our Common Stock.

Effect on Capital Stock

The Company’s Certificate of Incorporation authorizes the issuance of up to 1,400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of Common Stock or preferred stock, or the par value of the Common Stock or preferred stock. As of the Record Date, there were no shares of preferred stock designated or issued.

Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our Common Stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of Common Stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

In the case of Common Stock registered directly on the books of Continental Stock Transfer & Trust Company, our transfer agent, only, in the event that the holders of Common Stock would be entitled to receive fractional shares of Common Stock, our transfer agent will aggregate and sell and any fractional shares and pay to such holders a portion of cash proceeds in lieu (rounded to the nearest cent) of such fractional shares.

In the case of Common Stock held through a broker, bank or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of Common stock.

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Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers, or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records)

All of our registered holders of Common Stock hold their shares electronically in book-entry form with our transfer agent. They are provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the amendment with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2024 annual meeting of stockholders. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Certificate of Amendment implementing the Reverse Stock Split has not been filed with the Delaware Secretary of State on or before the date of the 2024 annual meeting of stockholders, the Board will be deemed to have abandoned the Reverse Stock Split.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

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Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our Common Stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Vote Required

Under Delaware law, the affirmative vote of the plurality of shares of Common Stock entitled to vote at the Annual Meeting is required to adopt and approve the Reverse Stock Split Amendment. You may vote “for,” “against” or “abstain” from voting on Proposal No. 2. Abstentions and broker non-votes will have the effect of a vote “against” Proposal No. 2.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of April 13, 2023, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our NEOs and directors and (iii) all of our executive officers and directors, as a group.

The number of shares of Common Stock beneficially owned by each entity, person, director, or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage ownership of our Common Stock in the “Percentage of Beneficial Ownership” column in the table is based on [●] shares of our Common Stock issued and outstanding as of April 13, 2023. Under such rules, beneficial ownership generally includes any shares of Common Stock over which the individual has sole or shared voting power or investment power as well as any shares of Common Stock that the individual has the right to acquire within 60 days of April 13, 2023, through the exercise of Warrants or other rights. Unless otherwise indicated in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
5% or Greater Stockholders
Mudrick Capital Management, L.P. and affiliated entities(1)	15,461,246	7.5%
American Multi-Cinema, Inc.(2)	46,816,480	20.9%
2176423 Ontario Ltd.(3)	19,320,000	9.6%
Named Executive Officers and Directors(4)
Diane R. Garrett, Ph.D.(5)	1,205,776	*
Stanton K. Rideout(6)	646,898	*
Sean D. Goodman(7)	0	*
Michael Harrison(8)	92,557	*
Stephen Lang(9)	129,089	*
David Naccarati(10)	86,232	*
Thomas Weng(11)	87,861	*
Marni Wieshofer(12)	85,057	*
All executive officers and directors as a group (8 individuals)	2,333,470	*

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	Based on a Schedule 13D/A (Amendment No. 11) filed with the SEC on March 7, 2023 and other information provided to the Company. This includes 6,247,599 shares of Hycroft common stock underlying warrants held by the Mudrick Funds (as defined below). Mudrick Capital Management, L.P. is the investment manager of Mudrick Distressed Opportunity Drawdown Fund, L.P., Mudrick Distressed Opportunity Fund Global L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P., Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. and certain other separately managed accounts managed by Mudrick Capital Management, L.P. (collectively, the “Mudrick Funds”) and holds voting and dispositive power over the shares of Hycroft common stock held by the Mudrick Funds. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC, and Jason Mudrick may be deemed to have beneficial ownership of the shares of Hycroft common stock held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly, or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

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(2)	Based on a Schedule 13D/A (Amendment No. 1) filed March 29, 2022, this includes 23,408,240 shares of Common Stock and 23,408,240 shares of Common Stock issuable upon the exercise of outstanding warrants directly held by American Multi-Cinema, a wholly owned subsidiary of AMC Entertainment Holdings, Inc. The business address of American Multi-Cinema and AMC Entertainment Holdings, Inc. is One AMC Way, 11500 Ash Street, Leawood, Kansas 66211.
(3)	Based on a Schedule 13D/A (Amendment No. 3) filed June 28, 2022, this includes 18,408,240 shares of Common Stock and 911,760 shares of Common Stock issuable upon exercise of a warrant held by 2176423 Ontario Ltd (“2176423 Ontario”), Eric Sprott controls 2176423 Ontario and has the power to direct the voting and disposition of Common Stock held by the entity through his ownership interests in 2176423 Ontario. The foregoing figure for beneficial ownership excludes 22,496,480 shares of Common Stock underlying warrants held by 2176423 Ontario that are not presently exercisable due to the effect of a beneficial ownership limitation blocker. The business address 2176423 Ontario and Eric Sprott is 200 Bay Street, Suite 2600, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J1.
(4)	The business address of each of the listed individuals is 4300 Water Canyon Road, Unit 1, Winnemucca, Nevada 89445.
(5)	Includes (i) 8,000 shares of Common Stock owned by Ms. Garrett’s spouse’s IRA and (ii) 11,539 shares of Common Stock to be converted from RSUs on May 27, 2022.
(6)	Includes 6,306 shares of Common Stock to be converted from RSUs on May 27, 2022.
(7)	Sean D. Goodman is an executive officer of AMC Entertainment Holdings, Inc. and an officer and director of American Multi-Cinema, its wholly-owned subsidiary. Mr. Goodman disclaims any beneficial ownership of the shares of our Common Stock and shares of Common Stock issuable upon the exercise of outstanding New Warrants beneficially owned by AMC Entertainment Holdings, Inc.
(8)	Michael Harrison has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP and Sprott Private Resource Lending II (Collector), LP as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as a Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP. Mr. Harrison disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP.
(9)	Includes 14,640 shares of Common Stock to be converted from RSUs on May 24, 2022. Mr. Lang has elected to defer conversion of the 33,784 RSUs awarded to him on May 24, 2021, to the extent they vest, until the date of his separation from service as a Board member.
(10)	Includes 14,640 shares of Common Stock to be converted from RSUs on May 24, 2022.
(11)	Includes 10,135 shares of Common Stock to be converted from RSUs on May 24, 2022. Mr. Weng has elected to defer conversion of the 20,270 RSUs granted to him on May 24, 2021 and 6,730 of the RSUs awarded to him on December 4, 2020, to the extent they vest, until the date of his separation from service as a Board member.
(12)	Includes 10,135 shares of Common Stock to be converted from RSUs on May 24, 2022.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers, and persons who own more than 10% of any class of our Common Stock to file reports of their ownership and changes in ownership of our Common Stock with the SEC. Based solely on our review of the reports filed during the fiscal year ended December 31, 2022, and on written representations from such reporting persons, we determined that no director, executive officer, or beneficial owner of more than 10% of any class of our Common Stock failed to file any report as required under Section 16(a) on a timely basis during 2022.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, our Audit Committee may reconsider the selection of Moss Adams LLP as our independent registered public accounting firm.

A representative of Moss Adams LLP is currently expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

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REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements. The Audit Committee assists the Board in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Moss Adams LLP, our independent registered public accounting firm for the year ended December 31, 2022, was responsible for performing an independent audit of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has also reviewed and discussed with Moss Adams LLP the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Moss Adams LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

By the Audit Committee,

Marni Wieshofer (Chair)
Sean D. Goodman
David Naccarati

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES

The following table shows fees billed for audit and other services provided by Moss Adams LLP, the Company’s current independent registered public accounting firm, and Plante & Moran, PLLC, the Company’s former independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022			2021
	Moss Adams LLP		Plante & Moran, PLLC	Moss Adams LLP	Plante & Moran, PLLC

Audit Fees	$	[●]	$136,200	$-	$380,500
Audit-Related Fees		-	-	-	-
Tax Fees		-	-	-	-
All Other Fees		-	-	-	60,000
Total:	$	[●]	$136,200	$-	$440,500

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Plante & Moran, PLLC in connection with regulatory filings. The aggregate fees billed by Plante & Moran, PLLC for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Quarterly Reports on Form 10-Q for the respective periods and other required filings with the SEC, as well as attendance at audit committee meetings. The aggregate fees billed by Plante & Moran, PLLC for professional services rendered for the audit of our annual financial statements of the Company’s 401(k) plan totaled $20,000 for the year ended December 31, 2021.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Plante & Moran, PLLC for consultations concerning financial accounting and reporting standards during the year ended December 31, 2021 or 2022, nor did we pay Moss Adams LLP for consultations concerning financial account and reporting standards during the year ended December 31, 2022.

Tax Fees. We did not pay Plante & Moran, PLLC for tax planning and tax advice for the year ended December 31, 2021 or 2022 nor did we pay Moss Adams LLP for consultations concerning financial account and reporting standards during the year ended December 31, 2022.

All Other Fees. All other fees consist of fees billed for professional services rendered in association with our securities filings for the years ended December 31, 2022, and December 31, 2021.

Pre-Approval Policy

Our Audit Committee charter delegates sole authority to approve all audit engagement fees and terms to the Audit Committee. The Audit Committee, or a member of the Audit Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor or other registered public accounting firm. During the year ended December 31, 2022, the Audit Committee approved all of Plante & Moran, PLLC’s audit engagement fees and pre-approved all non-audit fees. The Audit Committee also approved the audit engagement fees and terms for Moss Adams, LLP, for the year ended December 31, 2022.

Vote Required

The ratification of the appointment of Moss Adams LLP requires the affirmative vote of the majority of the votes cast by the stockholders present in person (virtually) or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will not affect this proposal, assuming that a quorum is present. Brokers have discretion to vote any uninstructed shares of Common Stock over the ratification of appointment of independent public registered accounting firms.

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PROPOSAL NO. 3 — RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023.

OTHER MATTERS

Submission of Stockholder Proposals for the 2024 Annual Meeting

For any proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for submission to the stockholders at its 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and its bylaws. Such proposals must be received by the Company, c/o Corporate Secretary, at its mailing address at P.O. Box 3030, Winnemucca, Nevada 89446 no later than December 15, 2023.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s nomination or proposal must be delivered to our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Our bylaws contain additional provisions regarding the content requirements of any such permitted stockholder business and/or director nomination notices.

Accordingly, for our 2024 Annual Meeting, assuming the meeting is held on or about May 24, 2024, notice of a nomination or proposal must be delivered to us no later than February 4, 2024, and no earlier than January 5, 2024.

Nominations and proposals also must satisfy other requirements set forth in our bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at P.O. Box 3030, Winnemucca, Nevada 89446, Attn: Investor Relations Department, to inform the Company of his or her request or by telephone at (210) 621-4200; or

●	If a bank, broker, or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports, proxy statements, and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the SEC should be directed to Hycroft Mining Holding Corporation, P.O. Box 3030, Winnemucca, Nevada 89446, Attn: Investor Relations Department.

By order of the Board of Directors

Diane R. Garrett, Ph.D.
President, Chief Executive Officer, and Director

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